                                                                    EXHIBIT 99.2

                         SCHEDULE OF EXCHANGE AGREEMENTS

===============================================================================
  Name                        Number of Options at        Number of Options at
                              Exercise Price of           Exercise Price of
                              $11.15 Per Share            $16.25 Per Share
-------------------------------------------------------------------------------
Adams, Pauline                923
-------------------------------------------------------------------------------
Anderson, Tory                5245
-------------------------------------------------------------------------------
Baldwin, Joel                 4070
-------------------------------------------------------------------------------
Becker, Bob                   1538
-------------------------------------------------------------------------------
Bristow, LaRee                2014
-------------------------------------------------------------------------------
Brown, Gary                   75540                       16,790
-------------------------------------------------------------------------------
Butler, Roger                 4406
-------------------------------------------------------------------------------
Carlson, Kevin                2937
-------------------------------------------------------------------------------
Christensen, Alan             16786                       6,296
-------------------------------------------------------------------------------
Clark, Brent                  8393
-------------------------------------------------------------------------------
Cook, Dan                     2518
-------------------------------------------------------------------------------
Crosby, David                 9022
-------------------------------------------------------------------------------
Crowther, Ted                 16786
-------------------------------------------------------------------------------
Davis, Tom                    9022                        6,296
-------------------------------------------------------------------------------
Dimond, Jeff                  3735
-------------------------------------------------------------------------------
Edens, Bill                   4406
-------------------------------------------------------------------------------
Elder, Tom                    2937
-------------------------------------------------------------------------------
Eliason, Ron                  20983
-------------------------------------------------------------------------------
Fisher, Paul                  9022
-------------------------------------------------------------------------------
Gubler, Don                                               4,197
-------------------------------------------------------------------------------
Gunderson, Ed                 9022
-------------------------------------------------------------------------------
Gurr, Eric                    75540                       25,184
-------------------------------------------------------------------------------
Hawes, John                   503
-------------------------------------------------------------------------------
Haynes, Bruce                 4406
-------------------------------------------------------------------------------
Hill, David                   16786
-------------------------------------------------------------------------------
Iroz, Dan                     3525
-------------------------------------------------------------------------------
Jack, Earl                    1678
-------------------------------------------------------------------------------
Jones, Terry                  923
-------------------------------------------------------------------------------
Kleinert, Todd                559
-------------------------------------------------------------------------------
Knudsen, Gary                 16786
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Name                        Number of Options at        Number of Options at
                              Exercise Price of           Exercise Price of
                              $11.15 Per Share            $16.25 Per Share
-------------------------------------------------------------------------------
Kramer, Scott                 9442
-------------------------------------------------------------------------------
Leany, Lu                     2937
-------------------------------------------------------------------------------
Lewis, Kent                   7344
-------------------------------------------------------------------------------
Lindow, Ben                   2518
-------------------------------------------------------------------------------
Little, Christy               503
-------------------------------------------------------------------------------
Lundgren, Suzette             2098
-------------------------------------------------------------------------------
Mazzone, Cathleen             2518
-------------------------------------------------------------------------------
McArthur, Mike                923
-------------------------------------------------------------------------------
McQueen, Keith                9022
-------------------------------------------------------------------------------
Merrill, Doug                 2518
-------------------------------------------------------------------------------
Millet, Howard                894
-------------------------------------------------------------------------------
Minert, Brian                 25180                       4,197
-------------------------------------------------------------------------------
Morgan, George                2601
-------------------------------------------------------------------------------
Morrill, Brent                839
-------------------------------------------------------------------------------
Myers, Tracy                  2518
-------------------------------------------------------------------------------
Nielson, Heidi                839
-------------------------------------------------------------------------------
Nelson, Lee                   2308
-------------------------------------------------------------------------------
Oliphant, James               7344
-------------------------------------------------------------------------------
Owens, Kevin                  4406
-------------------------------------------------------------------------------
Paradee, Pam                  20983
-------------------------------------------------------------------------------
Parkinson, Brett              8393
-------------------------------------------------------------------------------
Pazmino, Carlos               2014
-------------------------------------------------------------------------------
Phillips, Tim                 503
-------------------------------------------------------------------------------
Pugina, Marcio                2098
-------------------------------------------------------------------------------
Raffensparger, Scott          7763
-------------------------------------------------------------------------------
Reeves, Mike                  4406
-------------------------------------------------------------------------------
Saguibo, Walter               1958
-------------------------------------------------------------------------------
Sawyer, Tom                   50360
-------------------------------------------------------------------------------
Shelton, Dave                 2518
-------------------------------------------------------------------------------
Shupe, Geoff                  37770                       8,395
-------------------------------------------------------------------------------
Simmons, Gina                 839
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Name                        Number of Options at        Number of Options at
                              Exercise Price of           Exercise Price of
                              $11.15 Per Share            $16.25 Per Share
-------------------------------------------------------------------------------
Smith, Matt                   2518
-------------------------------------------------------------------------------
Snelgrove, Steve              5245
-------------------------------------------------------------------------------
Staley, Jacob                 923
-------------------------------------------------------------------------------
Swindlehurst, Trudy           1958
-------------------------------------------------------------------------------
Verbanatz, Dave               2518
-------------------------------------------------------------------------------
Wallace, Lindsay              134294                      26,836
-------------------------------------------------------------------------------
Williams, Fred                2518
-------------------------------------------------------------------------------
Wilson, Georgena              2937
-------------------------------------------------------------------------------
Winnie, Ben                   29376                       8,395
-------------------------------------------------------------------------------
Winward, Debbie               1888
-------------------------------------------------------------------------------
GRAND TOTAL                   740543                      106,586
===============================================================================